Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-155065, 333-163736, 333-173865 and 333-177095) and on Form S-3 (333-186488) of Energy XXI (Bermuda) Limited of our report dated February 27, 2014 relating to the financial statements of EPL Oil & Gas Inc., which appears in the Current Report on Form 8-K of Energy XXI (Bermuda) Limited dated August 18, 2014.

/s/PricewaterhouseCoopers LLP

New Orleans, Louisiana

August 18, 2014